BIOLASE DELIVERS 34% REVENUE GROWTH YEAR OVER YEAR IN SECOND QUARTER

Lake Forest, Calif., August 11, 2022 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced its financial results for the second quarter ended June 30, 2022.

2022 Second Quarter and Recent Highlights

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Total revenue was $12.2 million, up 34% year over year
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U.S. laser sales increased 70% year over year and U.S. consumable sales increased 42% year over year, driven by increased procedures using BIOLASE lasers
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International laser sales increased 2% year over year, while international consumable sales increased 3% year over year
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Continued momentum with new customers and dental specialists with 80% of U.S. Waterlase sales coming from new customers and over 50% of U.S. Waterlase sales coming from dental specialists
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Waterlase Exclusive Trial Program success rate of over 55% in the second quarter, highlighting the program’s success
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Strong balance sheet with $19.5 million of cash and cash equivalents on June 30, 2022

"I am pleased to report that continued execution of our growth strategy enabled us to deliver one of the best second quarters we have ever had for our laser and laser related sales – in fact our second-best since 2013," commented John Beaver, President and Chief Executive Officer. “Driven by increasing demand for our industry leading lasers, our total revenue increased 34% year over year and our consumable sales surpassed $3.0 million for the first time ever in a single quarter. Our strong performance reflects positive momentum on several fronts, including continued progress with our Waterlase Exclusive Trial Program, as our success rate surpassed 55% in the second quarter. This initiative, along with the launch of our specialist academies for endodontists, periodontists, pediatric dentists, and dental hygienists, generated increased adoption of our laser technology in the U.S. in the second quarter with 80% of our U.S. Waterlase sales coming from new customers and over 50% of U.S. Waterlase sales coming from dental specialists. Additionally, we had 16 territory managers exceed sales quotas for the quarter, highlighting the demand for our products. And, for the first time in my almost five years at BIOLASE, we have no open U.S. sales territories.

“With less than 10% of the U.S. dental community currently using dental lasers, we are confident that we can leverage the enhanced capabilities of our product to drive further adoption and become the new standard of care. With every one percentage point increase in market adoption of laser technology in the U.S. alone, we estimate it will generate an additional $50.0 million in revenue for BIOLASE, assuming we maintain our current 60% market share. With our strong start to the year, and the continued success of our sales initiatives, we believe we are well positioned for continued revenue growth in 2022.”

2022 Second Quarter Financial Results

Net revenue for the second quarter of 2022 was $12.2 million, an increase of 34% year over year. U.S. laser revenue was $5.5 million for the second quarter of 2022, up 70% when compared to U.S. laser revenue of $3.2 million for the second quarter of 2021. U.S. consumables and other revenue for the second quarter of 2022, which consists of revenue from consumable products such as disposable tips, increased 42% compared to the second quarter of 2021. Outside the U.S., laser revenue was $2.5 million for the second quarter of 2022 and remained consistent with the same quarter in 2021, and consumables and other revenue held constant at $0.8 million when compared to the same quarter in 2021.

Gross margin for the second quarter of 2022 was 42%, compared to 44% for the second quarter of 2021. The lower gross margin in 2022 is a result of the impact of recent supply chain issues and an Employee Retention Credit under the CARES Act received during the three months ended June 30, 2021 that did not occur in 2022. Total operating expenses were $10.2 million for the second quarter of 2022 compared to $7.3 million for the second quarter of 2021. Operating loss for the second quarter of 2022 was $5.1 million, compared to an operating loss of $3.3 million in the second quarter of 2021.

The Company maintained a healthy balance sheet and had cash and cash equivalents of $19.5 million on June 30, 2022. The Company believes it has sufficient financial resources to execute its near and long-term growth strategies.

Net Loss and Adjusted EBITDA

The reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Net loss for the second quarter of 2022 was $5.6 million compared to a net loss of $0.7 million for the second quarter of 2021. In the year ago quarter, BIOLASE had a $3.0 million gain on debt forgiveness from the Paycheck Protection Program loan, which positively impacted net income. Net loss per share for the quarter was $0.91 compared to $0.12 for the second quarter of 2021 (as adjusted for the reverse stock split). Adjusted EBITDA loss for the second quarter of 2022 was $4.1 million compared with Adjusted EBITDA loss of $2.7 million for the second quarter of 2021. Adjusted EBITDA per share for the quarter was $0.67 compared to $0.44 for the second quarter of 2021 (as adjusted for the reverse stock split).

2022 Third Quarter and Full Year Revenue Guidance

Based on currently available information and the continued operating momentum the Company has experienced in the first half of the year, BIOLASE is anticipating third quarter net revenue to exceed $10.5 million, which would represent growth of at least 10% year over year. The Company continues to expect full year net revenue to increase at least 15% from 2021 levels.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the second quarter ended June 30, 2022, and to answer questions. To access the live call, dial 1-877-545-0320 (U.S.) or +1 973-528-0002 (International) and provide the following code: 838343.

A live and archived webcast of the conference call will be accessible on the BIOLASE Investor Relations page. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial 1-877-481-4010 or +1 919-882-2331 (International) and enter replay passcode: 46222.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 302 patented and 31 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2021, BIOLASE has sold over 43,300 laser systems in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s expected revenue and revenue growth and beliefs regarding its financial resources. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net revenue	$12,235	$9,134	$22,401	$17,250
Cost of revenue	7,094	5,093	12,531	10,469
Gross profit	5,141	4,041	9,870	6,781
Operating expenses:
Sales and marketing	5,402	3,311	10,216	6,864
General and administrative	3,141	2,779	5,717	6,134
Engineering and development	1,653	1,162	3,197	2,966
Loss on patent litigation settlement	—	72	—	161
Total operating expenses	10,196	7,324	19,130	16,125
Loss from operations	(5,055)	(3,283)	(9,260)	(9,344)
Gain (loss) on foreign currency transactions	(103)	69	(223)	(136)
Interest expense, net	(430)	(582)	(863)	(1,157)
Gain on debt forgiveness	—	3,014	—	3,014
Non-operating income (loss), net	(533)	2,501	(1,086)	1,721
Loss before income tax provision	(5,588)	(782)	(10,346)	(7,623)
Income tax (provision) benefit	(23)	80	(40)	20
Net loss	(5,611)	(702)	(10,386)	(7,603)
Other comprehensive loss items:
Foreign currency translation adjustments	(222)	65	(263)	(83)
Comprehensive loss	$(5,833)	$(637)	$(10,649)	$(7,686)

Net loss	$(5,611)	$(702)	$(10,386)	$(7,603)
Deemed dividend on convertible preferred stock	—	(6)	(217)	(538)
Net loss attributable to common stockholders	$(5,611)	$(708)	$(10,603)	$(8,141)

Net loss per share attributable to common stockholders:
Basic and Diluted	$(0.91)	$(0.12)	$(1.72)	$(1.43)
Shares used in the calculation of net loss per share:
Basic and Diluted	6,192	6,027	6,176	5,708

BIOLASE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$19,549	$29,972
Restricted cash	—	203
Accounts receivable, less allowance of $2,286 and $2,154 as of June 30, 2022 and December 31, 2021, respectively	6,081	4,238
Inventory	16,573	12,929
Prepaid expenses and other current assets	2,064	2,012
Total current assets	44,267	49,354
Property, plant, and equipment, net	1,373	1,067
Goodwill	2,926	2,926
Right of use asset	2,047	1,717
Other assets	241	220
Total assets	$50,854	$55,284
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,961	$3,309
Accrued liabilities	6,498	8,276
Deferred revenue, current portion	2,492	2,259
Total current liabilities	13,951	13,844
Deferred revenue	325	329
Warranty accrual	431	521
Non current term loans, net of discount	12,730	13,603
Non current operating lease liability	1,592	1,449
Other liabilities	210	330
Total liabilities	29,239	30,076
Stockholders' equity:
Series F Preferred stock, par value $0.001 per share	—	34
Common stock, par value $0.001 per share	7	6
Additional paid-in capital	300,414	293,325
Accumulated other comprehensive loss	(886)	(623)
Accumulated deficit	(277,920)	(267,534)
Total stockholders' equity	21,615	25,208
Total liabilities, redeemable preferred stock and stockholders' equity	$50,854	$55,284

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(10,386)	$(7,603)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	247	176
Provision for bad debts	143	(79)
Inventory write-offs and disposals	(42)	(103)
Amortization of discount on lines of credit	47	84
Amortization of debt issuance costs	84	193
Patent litigation mark-to-market	—	161
Stock-based compensation	1,100	1,297
Gain on debt forgiveness	—	(3,014)
Changes in operating assets and liabilities:
Accounts receivable	(1,986)	(682)
Inventory	(3,602)	(1,455)
Prepaid expenses and other current assets	(236)	438
Accounts payable and accrued liabilities	(232)	471
Deferred revenue	230	108
Net cash and cash equivalents used in operating activities	(14,633)	(10,008)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(578)	(311)
Net cash and cash equivalents used in investing activities	(578)	(311)
Cash Flows from Financing Activities:
Proceeds from the sale of common stock	5,849	13,291
Payments of equity offering costs	—	(6)
Principal payment on loan	(1,000)	—
Proceeds from the exercise of common stock warrants	—	16,550
Payment of debt issuance costs	—	(24)
Net cash and cash equivalents provided by financing activities	4,849	29,811
Effect of exchange rate changes	(264)	(83)
(Decrease) increase in cash, cash equivalents and restricted cash	(10,626)	19,409
Cash, cash equivalents and restricted cash, beginning of period	30,175	17,876
Cash, cash equivalents and restricted cash, end of period	$19,549	$37,285
Supplemental cash flow disclosure:
Cash paid for interest	$743	$886
Cash received for interest	$17	$29
Cash paid for income taxes	$46	$130
Cash paid for operating leases	$135	$263
Non-cash settlement of liability	$—	$510
Non-cash right-of-use assets obtained in exchange for lease obligation	$562	$48
Deemed dividend on preferred stock	$217	$—

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, loss on patent litigation settlement, stock-based and other non-cash compensation, allowance for doubtful accounts, and gain on debt forgiveness. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss Per Share to Adjusted EBITDA Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP net loss attributable to common stockholders	$(5,611)	$(708)	$(10,603)	$(8,141)
Deemed dividend on convertible preferred stock	—	6	217	538
GAAP net loss	$(5,611)	$(702)	$(10,386)	$(7,603)
Adjustments:
Interest expense, net	430	582	863	1,157
Income tax provision (benefit)	23	(80)	40	(20)
Depreciation and amortization	130	91	247	176
Change in allowance for doubtful accounts	59	27	143	(79)
Loss on patent litigation settlement	—	72	—	161
Stock-based and other non-cash compensation	890	369	1,100	1,297
Gain on debt forgiveness	—	(3,014)	—	(3,014)
Adjusted EBITDA	$(4,079)	$(2,655)	$(7,993)	$(7,925)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.91)	$(0.12)	$(1.72)	$(1.43)
Deemed dividend on convertible preferred stock	—	—	0.04	0.09
GAAP net loss per share, basic and diluted	$(0.91)	$(0.12)	$(1.68)	$(1.34)
Adjustments:
Interest expense, net	0.07	0.10	0.14	0.20
Income tax provision (benefit)	—	(0.01)	0.01	—
Depreciation and amortization	0.02	0.02	0.04	0.03
Change in allowance for doubtful accounts	0.01	—	0.02	(0.01)
Loss on patent litigation settlement	—	0.01	—	0.03
Stock-based and other non-cash compensation	0.14	0.06	0.18	0.23
Gain on debt forgiveness	—	(0.50)	—	(0.53)
Adjusted EBITDA per share, basic and diluted	$(0.67)	$(0.44)	$(1.29)	$(1.39)